UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On March 30, 2015, Silvercrest Asset Management Group Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, Silvercrest L.P., a Delaware limited partnership,  Silvercrest Asset Management Group LLC, a Delaware limited liability company and a wholly owned subsidiary of Silvercrest L.P. (“SAMG” or the “Buyer”), Jamison Eaton & Wood, Inc., a New Jersey corporation (“Jamison” or the “Seller”), and Keith Wood, Ernest Cruikshank, III, William F. Gadsden and Frederick E. Thalmann, Jr., each such individual a principal of Jamison (together, the “Principals”).  The transaction contemplated by the Asset Purchase Agreement is referred to herein as the “Jamison Acquisition”.

Pursuant to the terms of the Asset Purchase Agreement, upon closing of the transaction, SAMG will acquire (i) substantially all of the business and assets of Seller, an investment adviser, including goodwill and the benefit of the amortization of goodwill related to such assets and (ii) the personal goodwill of the Principals. In consideration of the purchased assets and goodwill, SAMG will pay to the Seller and the Principals an aggregate purchase price consisting of (1) a cash payment in the amount of $3,550,344, subject to certain adjustments (the “Closing Cash Payment”), (2) a promissory note to the seller in the principal amount of $611,955, with an interest rate of 5% per annum, subject to certain adjustments (the “Seller Note”), (3) promissory notes in varying amounts to each of the Principals for a total of $1,771,034, each with an interest rate of 5% per annum, subject to certain adjustments (together, the “Principals Notes”) and (4) Class B units of Silvercrest L.P. (the “Class B Units”) with a value equal to $3,966,667 and an equal number of shares of Class B common stock of the Company, having voting rights but no economic interest (together, the “Equity Consideration”). SAMG will make earnout payments to the Principals as soon as practicable following December 31, 2015, 2016, 2017, 2018, 2019 and 2020, in an amount equal to 20% of the EBITDA attributable to the business and assets of Jamison (the “Jamison Business”), based on revenue gained or lost post-transaction during the twelve months ended on the applicable determination date, except that the earnout payment for 2015 shall be equal to 20% of the EBITDA attributable to the Jamison Business for the period between the closing date of the Jamison Acquisition and December 31, 2015 and the earnout payment for 2020 shall be equal to 20% of the EBITDA attributable to the Jamison Business for the period between January 1, 2020 and the fifth anniversary of the closing date of the Jamison Acquisition.

In connection with their receipt of the Equity Consideration, the Principals will be subject to the rights and obligations set forth in the limited partnership agreement of Silvercrest L.P. and will be entitled to distributions consistent with Silvercrest L.P.’s distribution policy.  In addition, the Principals will become parties to the Exchange Agreement, which governs the exchange of Class B Units for Class A common stock of the Company, the Resale and Registration Right Agreement, which will provide the Principals with liquidity with respect to shares of Class A common stock of the Company received in exchange for Class B Units, and the Tax Receivable Agreement of the Company, which will entitle the Principals to share in a portion of the tax benefit received by the Company upon the exchange of Class B Units for Class A common stock of the Company, each as previously filed.

The Asset Purchase Agreement includes customary representations, warranties and covenants and is subject to the satisfaction of a number of conditions precedent.

The foregoing description of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is only a summary and is qualified in its entirety by reference to the full text of the agreement and all exhibits thereto.

A copy of the Company’s press release relating to the Jamison Acquisition is filed as Exhibit 99.1 hereto.

Item 3.02Unregistered Sale of Equity Securities

The information provided in response to Item 1.01 of this report concerning the issuance of the Equity Consideration is incorporated by reference into this Item 3.02. The issuance of the Equity Consideration is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) on the basis that each of the recipients is an “accredited investor” and there was no public offering of the Equity Consideration.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Equity Consideration, nor shall such securities be offered for resale or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities shall contain a legend stating the same.

Item 9.01      Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

10.1 99.1

Form of Asset Purchase Agreement by and between the Silvercrest Asset Management Group Inc., Silvercrest Asset Management Group LLC, Silvercrest L.P., Jamison Eaton & Wood, Inc. and the individual principals of Jamison Eaton & Wood, Inc. named therein, dated March 30, 2015

Press Release of Silvercrest Asset Management Group Inc., dated March 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2015

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
Name: Scott A. Gerard
Title: Chief Financial Officer

EXHIBIT LIST

Exhibit Number	Description of Exhibit

10.1 99.1

Form of Asset Purchase Agreement by and between the Silvercrest Asset Management Group Inc., Silvercrest Asset Management Group LLC, Silvercrest L.P., Jamison Eaton & Wood, Inc. and the individual principals of Jamison Eaton & Wood, Inc. named therein, dated March 30, 2015

Press Release of Silvercrest Asset Management Group Inc., dated March 30, 2015